Exhibit 10.56

AMENDMENT 1 TO THE LACLEDE GROUP
2011 MANAGEMENT CONTINUITY PROTECTION PLAN

WHEREAS, The Laclede Group, Inc. (the “Company”) adopted The Laclede Group 2011 Management Continuity Protection Plan effective January 1, 2011 (the “Plan”);

WHEREAS, the Company has retained the right to amend the Plan;

WHEREAS, effective April 29, 2016, the Company changed its name from “The Laclede Group, Inc.” to “Spire Inc.”;

WHEREAS, effective August 31, 2017, the Company changed the name of its subsidiary “Laclede Gas Company” to “Spire Missouri Inc.”;

WHEREAS, the Company wishes to amend the Plan to reflect the foregoing name changes; and

WHEREAS, the Company also wishes to amend the definition of “Change in Control” to make the definition consistent with the other compensation plans sponsored by the Company.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2018, as set forth herein.

1.    All references to “The Laclede Group, Inc.” in the Plan are hereby eliminated and replaced with references to “Spire Inc.”

2.    All references to “Laclede Gas Company” in the Plan are hereby eliminated and replaced with references to “Spire Missouri Inc.”

3.    Section II, the definition of “Change in Control,” is hereby amended to read as follows:

“Change in Control” shall mean the occurrence of one of the following events:
(a)    The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act of 1934 (“Exchange Act”) (excluding, for this purpose, the Company or its Affiliates or any employee benefit plan of the Company or its Affiliates), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Company Voting Securities”); or
(b)    Individual members of the Board of Directors, as of the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or
(c)    Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of at least 80% of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
To the extent that any payment under the Plan constitutes nonqualified deferred compensation that is subject to the provisions of Section 409A of the Code, a Change in Control shall occur only if such event also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5).
4.    Except as otherwise provided in this amendment, the provisions of the Plan remain in full force and effect.

This amendment is adopted this 9th day of November, 2017.

SPIRE INC.

By:	/s/ Ellen L. Theroff

Name:	Ellen L. Theroff

Title:	Vice President, Corporate Secretary